UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 14, 2014

Post Holdings, Inc.
(Exact name of registrant as specified in its charter)

Missouri	1-35305	45-3355106
(State of Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)
2503 S. Hanley Road
St. Louis, Missouri 63144
(Address, including Zip Code, of Principal Executive Offices)
Registrant’s telephone number, including area code: (314) 644-7600
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.    Other Events.

On January 14, 2014, Post Holdings, Inc. (the “Company”) closed an issuance of an additional 200,000 shares of its 2.5% Series C Cumulative Perpetual Convertible Preferred Stock (the “Preferred Stock”) pursuant to the partial exercise by the initial purchasers of their option to purchase additional shares of Preferred Stock. The net proceeds to the Company from the exercise of the option, after deducting the initial purchasers’ discounts and commissions, were approximately $19.4 million. The aggregate net proceeds to the Company from the issuance of the Preferred Stock, including the exercise of the option and the initial issuance of the Preferred Stock on December 16, 2013, were approximately $310.2 million. The Company intends to use the net proceeds from the offering for general corporate purposes, which may include, among other things, financing pending acquisitions and any additional acquisition opportunities, working capital and capital expenditures.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: January 14, 2014	Post Holdings, Inc.
(Registrant)

	By:	/s/ Robert V. Vitale
Name: Robert V. Vitale
Title: Chief Financial Officer

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